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                                                               Exhibit 10.36

                            ANGELICA CORPORATION

                MIRROR 401(K) AND DEFERRED COMPENSATION PLAN

         The Angelica Corporation Mirror 401(k) and Deferred Compensation Plan (the "Plan") is adopted effective November 1, 2003. The Plan is
                                       ----------
established and maintained by Angelica Corporation solely for the purpose of permitting certain of its salaried employees who participate in the Angelica Corporation Retirement Savings Plan to receive contributions equal to amounts in excess of the limitations on contributions imposed by the Internal Revenue Code of 1986, as amended, on defined contribution plans.

         Accordingly, Angelica Corporation hereby adopts the Plan pursuant to the terms and provisions set forth below:

                                  ARTICLE I

                                 DEFINITIONS

         Wherever used herein the following terms shall have the meanings hereinafter set forth:

         1.1. "Beneficiary" means the person or persons designated by a Participant, or otherwise entitled, to receive any amounts credited to his Accounts under this Plan that remain undistributed at his death.

         1.2. "Board" means the Board of Directors of the Company.

         1.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any Regulations relating thereto.

         1.4. "Committee" means the administrative committee appointed in accordance with Section 6.1 to administer the Plan. The Committee shall be the Plan Administrator.

         1.5. "Company" means Angelica Corporation, a Missouri corporation, or, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

         1.6. "Compensation" means the aggregate compensation paid to a Participant by the Company for a Plan Year, including salary, commissions, bonuses and all other items that constitute wages within the meaning of Code
Section 3401(a) or are required to be reported under Code Sections 6041(d), 6051(a)(3) or 6052. Compensation also includes Salary Reduction Accruals under this Plan and any Elective Deferrals under cash-or-deferred arrangements or cafeteria plans that are not includible in gross income by reason of Code Section 125 or Code Section 402(a)(8), but does not include any other amounts contributed pursuant to, or received under, this Plan or any other plan of deferred compensation. Compensation excludes all stock option transactions, relocation reimbursements, and automobile allowances.



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         1.7. "Disability" means a mental or physical condition that, in the opinion of a licensed physician approved by the Committee, renders a Participant permanently incapable of satisfactorily performing his usual duties for the Company or the duties of such other position as the Company may make available to him for which he is qualified by reason of training, education or experience.

         1.8. "Participant" means a salaried employee of the Company who is a participant under the Qualified Plan and to whom or with respect to whom contributions may be made under the Plan.

         1.9. "Plan" means the Angelica Corporation Mirror 401(k) and Deferred Compensation Plan.

         1.10. "Plan Year" means the calendar year.

         1.11. "Qualified Plan" means the Angelica Corporation Retirement Savings Plan established effective February, 1, 1983, and each predecessor, successor or replacement cash or deferred arrangement for employees.

         1.12. "Qualified Plan Company Matching Contribution" means the total of all matching contributions made by the Company for the benefit of a Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.

         1.13. "Qualified Plan Salary Deferral Contribution" means the salary reduction contribution made by the Company for the benefit of a Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.

         1.14. "Qualified Plan Subaccount A" means the account established for a Participant under the Qualified Plan and to which are credited a Participant's Qualified Plan Salary Deferral Contributions.

         1.15. "Qualified Plan Subaccount B" means the account established for a Participant under the Qualified Plan known as Subaccount B, and to which are credited a Participant's Qualified Plan Company Matching Contributions.

         1.16. "Salary Reduction Agreement" means the written salary reduction agreement entered into by a Participant with the Company pursuant to the Qualified Plan.

         1.17. "Senior Management Employee" means an employee who is designated by the Board as being one of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974 ("ERISA").

         1.18. "Supplemental Company Matching Contribution" means the matching contribution made by the Company for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.


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         1.19. "Supplemental Compensation Reduction Contribution" means the compensation reduction contribution made by the Company for the benefit of a Participant under and in accordance with (1) the terms of the Plan and (2) the Supplemental Compensation Reduction Agreement in the form attached hereto as Exhibit A in any Plan Year.

         1.20. "Supplemental Subaccount A" means the account maintained by the Company under the Plan for a Participant that is credited with amounts contributed under Section 3.1 of the Plan.

         1.21. "Supplemental Subaccount B" means the account maintained by the Company under the Plan for a Participant that is credited with amounts contributed under Section 3.3. of the Plan.

         1.22. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                                 ARTICLE II

                                 ELIGIBILITY

         A Senior Management Employee of the Company is eligible to become a Participant in the Plan; provided such employee is designated as a Participant for each Plan Year by the Board in writing; and provided further that at the time of such designation and throughout the Plan Year in question, the employee is a Participant in the Qualified Plan who is making the maximum elective deferrals under Code Section 402(g) or the maximum contributions under the terms of the Qualified Plan. As a Participant, a Senior Management Employee shall be eligible to receive the Supplemental Compensation Reduction Contributions and Supplemental Company Matching Contributions hereunder.

                                ARTICLE III

                         SUPPLEMENTAL CONTRIBUTIONS

         3.1. Supplemental Compensation Reduction Contributions.
              -------------------------------------------------

                  (a) Any Participant may elect to defer the receipt of a portion of the Compensation otherwise payable to him by the Company in any Plan Year. The amount of Compensation deferred by a Participant shall be equal to:

                           (i) a percentage of such Compensation not to exceed twelve (12) percent (in whole percentage amounts) reduced by

                           (ii) the amount the Participant elects to have the Company contribute to his Qualified Plan Subaccount A during the same Plan Year.



                                     3

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                  The amount deferred pursuant to this paragraph (a) shall
         be a Supplemental Compensation Reduction Contribution allocated to the Supplemental Subaccount A maintained for the Participant for such Plan Year.

                  (b) Notwithstanding Section 3.1(a), a Participant may not make Supplemental Compensation Reduction Contributions to this Plan during any period for which contributions must be suspended in accordance with Treasury Regulations Section 1.40(k)-1(d)(2)(iv)(B)(4) as a condition of such Participant's receipt of a hardship withdrawal from any plan of the Company which includes a qualified cash or deferred arrangement under Code
         Section 401(k), if any.

                  (c) Should it be determined, after completion of all non-discrimination testing pursuant to Code Section 401(k)(3) or any successor section applicable to the Qualified Plan, that an additional elective contribution under Code Section 402(g)(3), or any successor section, could have been allocated to the Participant's Qualified Plan Subaccount A for such Plan Year, then pursuant to an election made by the Participant at the same time as the election made in Paragraph (a) of this Section, the amount of such additional elective contribution shall:

                           (i)      be deducted from the Participant's
                                    Supplemental Subaccount A and
                                    transferred to the Participant's
                                    Qualified Plan Subaccount A; or

                           (ii)     be paid directly to the Participant.

                  Any transfer or payment of such additional amount shall occur no later than March 15 of the Plan Year following the Plan Year for which such non-discrimination testing is made.

                  (d) In no event shall any deduction from the Participant's Supplemental Subaccount A for any Plan Year pursuant to Paragraph
         (c) of this Section exceed the amount that the Participant elected to defer for such Plan Year pursuant to Paragraph (a) of this Section. No earnings or appreciation attributable to any amount transferred or paid under Paragraph (c) of this Section shall be transferred or paid.

                  (e) The election by which a Participant elects to defer Compensation provided in Paragraph (a) of this Section and the additional election provided in Paragraph (c) of this Section shall be in writing, signed by the Participant, and delivered to the Company prior to January 1 of the Plan Year in which the Compensation to be deferred is otherwise payable to the Participant; except that:

                           (i) for the Plan Year in which the Plan is initially implemented, a Participant may make such elections within 30 days after the date on which the Plan is effective; and

                           (ii) for the Plan Year in which a Participant first becomes eligible to participate in the Plan, such Participant may make such elections within 30 days after the date he becomes eligible.


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                  Any deferral election made by a Participant shall be
         irrevocable with respect to the Plan Year covered by such election.

         3.2. Supplemental Compensation Reduction Agreement. As a condition
              ---------------------------------------------
to the Company's obligation to make a Supplemental Salary Reduction Contribution for the benefit of a Participant pursuant to Section 3.1, the Participant must execute a Supplemental Compensation Reduction Agreement in the form attached hereto as Exhibit A. The Agreement for any Plan Year shall be made before the beginning of that Plan Year and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to the Company prior to the beginning of the Plan Year in which such revocation is to be effective.

         3.3. Supplemental Company Matching Contributions. (a) Each Plan
              -------------------------------------------
Year, the Company will make a Supplemental Company Matching Contribution to this Plan on behalf of each Participant in an amount equal to the difference between (i) and (ii) below:

                           (i)      The Qualified Plan Company Matching
                                    Contribution that would have been
                                    allocated to the Qualified Plan
                                    Subaccount B of the Participant for the
                                    Plan Year with respect to the amount
                                    deferred by the Participant pursuant to
                                    subparagraph (a)(1) of Section 3.1,
                                    without giving effect to any reductions
                                    required by the limitations imposed by
                                    the Code on the Qualified Plan; provided that there shall be no match hereunder of any amount deferred which exceeds the Participant's annual limitation on elective contributions set forth in Code
                                    Section 402(g);

         LESS

                           (ii) The amount of the Qualified Plan Company Matching Contribution actually allocated to the Participant's Qualified Plan Subaccount B for the Plan Year.

         All Supplemental Company Matching Contributions shall be allocated to a Participant's Supplemental Subaccount B.

                  (b) If Amounts are deducted from a Participant's Supplemental Subaccount A and transferred to the Participant's Qualified Plan Subaccount A pursuant to the Participant's election under subparagraph (c)(i) of Section 3.1, all Supplemental Company Matching Contributions made pursuant to this Section relating to such transferred amounts shall be deducted from the Participant's Supplemental Subaccount B and transferred to the Participant's Qualified Plan Subaccount B subject to the following:

                           (i)      A transfer pursuant to this Section
                                    shall occur at the same time as a
                                    transfer pursuant to subparagraph (c)(i) of Section 3.1;

                           (ii) No earnings or appreciation attributable to any amount transferred pursuant to this Section shall be transferred;


                                     5

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                           (iii)    If a Participant elects to have an
                                    additional elective contribution paid to him pursuant to subparagraph (c)(ii) of
                                    Section 3.1, any Supplemental Company
                                    Matching Contribution relating to such
                                    amount shall remain in this Plan.

                           (iv)     Any Supplemental Company Matching
                                    Contribution shall be transferred to the Qualified Plan only to the extent that the Qualified Plan, after receiving such transferred contribution, will satisfy the non-discrimination tests set forth in Code Section 401(m) or any successor section for the applicable Plan Year.

                                 ARTICLE IV

                  INVESTMENT OF SUPPLEMENTAL CONTRIBUTIONS

         A Participant may request that his Supplemental Subaccounts A and B be treated as if they were allocated among the available investment options under the Qualified Plan, except that there shall be no deemed investment in stock issued by the Company. The initial allocation request may be made at the time a Participant executes his initial Supplemental Compensation Reduction Agreement as provided in Section 3.2. Once made, an investment allocation request shall remain in effect for all subsequent contributions to the Plan until changed by a Participant. A Participant may change his investment allocation by submitting a written request to the Company on such forms as may be required by the Company. Such changes shall become effective as soon as administratively feasible after the Company receives such written request. Although the Company intends to invest contributions to the Plan according to a Participant's requests, it reserves the right in its sole discretion to invest contributions to the Plan without regard to such requests.

                                 ARTICLE V

                                DISTRIBUTIONS

         5.1. Distribution - General Rule. All amounts credited to a
              ---------------------------
Participant's Supplemental Subaccounts A and B, including gains and losses credited in accordance with Article IV of the Plan, shall be distributed to or with respect to a Participant only upon termination of the Participant's employment with the Company and all affiliates thereof for any reason including retirement, death or disability. All amounts distributable under the Plan shall be distributed in the form of a single lump-sum payment; provided, however, if the Participant's termination of employment is due to his retirement under the terms of the Qualified Plan, then the Participant may request that instead of a single lump-sum payment, he receive payment of his Supplemental Subaccounts A and B under the Plan in installments over a period not to exceed ten (10) years; however, such request shall not be effective unless expressly approved in writing by the Committee. If the Committee shall not approve such request in writing, then the form of payment of the Participant's Supplemental Subaccounts A and B shall be a single lump-sum payment.


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         If a Participant should die before distribution of the full amount of Supplemental Subaccounts A and B has been made to him, any remaining amounts shall be distributed to the Beneficiary and in the form of a single lump-sum payment. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, such amounts shall be distributed to those persons entitled to receive distributions of the Participant's accounts under the Qualified Plan and in the form of a single lump-sum payment.

         5.2. Distribution - Special Rule. In addition to or in lieu of the
              ---------------------------
distribution set forth in Section 5.1, a Participant may elect to allocate, in whole or in part, amounts to be credited to his Supplemental Subaccounts A and B to a "Fixed Period Subsubaccount" which shall be distributed as follows: All amounts credited to a Fixed Period Subsubaccount, including gains and losses credited in accordance with Article IV of the Plan, shall be distributed to the Participant in the form of a single lump-sum payment within ninety (90) days after the January 1 of the Plan Year selected for payment by such Participant. A Participant may establish a maximum of four
(4) Fixed Period Subsubaccounts, with separate payment years for each such Subsubaccount. The minimum initial deferral period for each Subsubaccount shall be five (5) years. If a Participant should die before distribution of the full amount of Subaccounts A and B which have been allocated to any Fixed Period Subsubaccount, any remaining amount shall be distributed to the Beneficiary and in the form of a single lump-sum payment. If a Participant has not designated a Beneficiary, or no designated Beneficiary is living on the date of the distribution, such amounts shall be distributed to those persons entitled to receive distributions of the Participant's accounts under the Qualified Plan and in the form of a single lump-sum payment. The election to allocate amounts to be credited to Supplemental Subaccounts A & B to a Fixed Period Subsubaccount shall be made on the Supplemental Compensation Reduction Agreement (see Exhibit A) and in accordance with Sections 3.1(e) and 3.2 hereof. A Participant may not modify, alter, amend or revoke such allocation for a Plan Year after such Plan Year begins. Furthermore, amounts in one Fixed Period Subsubaccount cannot be transferred to another Fixed Period Subaccount.

         5.3. Unforeseeable Emergency. The Committee shall have the sole and
              -----------------------
absolute discretion to grant a Participant's request to withdraw all or any amount credited to his Supplemental Subaccounts A and B to the extent reasonably needed to satisfy an emergency need created by an Unforeseeable Emergency. An "Unforeseeable Emergency" is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will depend on the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of all contributions under the Plan. Examples of what are not considered to be Unforeseeable Emergencies include the need to send the Participant's child to college or the desire to purchase a home.


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                                 ARTICLE VI

                         ADMINISTRATION OF THE PLAN

         6.1. The Administrative Committee. The Plan is administered by a
              ----------------------------
Committee consisting of one or more persons appointed by the Company. The Company may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee have full authority to act. Any member of the Committee may resign by delivering his written resignation to the Company and the Committee. Any such resignation becomes effective upon its receipt by the Company or on such other date as is agreed to by the Company and the resigning member. The Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan.

         6.2. Powers of the Committee. In carrying out its duties with
              -----------------------
respect to the general administration of the Plan, the Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

                  (a) to determine all questions relating to eligibility to participate in the Plan;

                  (b) to compute the amount and kind of distributions payable to Participants and their Beneficiaries;

                  (c) to maintain all records necessary for the administration of the Plan that are not maintained by the Company;

                  (d) to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan as are not inconsistent with the terms thereof;

                  (e) to establish and modify the method of accounting for the Plan;

                  (f) to employ counsel, accountants, recordkeepers, and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

                  (g) to perform any other acts necessary and proper for the administration of the Plan.

         6.3. Indemnification.
              ---------------

         6.3.1. Indemnification of Members of the Committee by the Company.
                ----------------------------------------------------------
The Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.


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         6.3.2. Liabilities for which members of the Committee are indemnified.
                --------------------------------------------------------------
Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

         6.3.3. Company's right to settle claims. The Company may, at its own
                --------------------------------
         expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Company.

         6.4. Claims procedure. The Claims Procedure is set forth in Exhibit B
              ----------------
         attached hereto.

         6.5. Expenses of the Committee. The members of the Committee shall
              -------------------------
         serve without compensation for services as such. All expenses of the Committee are paid by the Company.

         6.6. Expenses of the Plan. The expenses of administering the Plan shall
              --------------------
         be paid by the Company.

                                ARTICLE VII

                          AMENDMENT OR TERMINATION

         7.1. Amendment or Termination. The Company intends the Plan to be
              ------------------------
permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

         7.2. Effect of Amendment or Termination. No amendment or
              ----------------------------------
termination of the Plan shall directly or indirectly reduce the balance of any Supplemental Subaccount A or B held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in Supplemental Subaccounts A or B shall be made to the Participant or his beneficiary in the manner and at the time described in
Section 5.1 of the Plan. No additional credits of Supplemental Compensation Reduction Contributions or Supplemental Company Matching Contributions shall be made to the Supplemental Subaccounts of a Participant after termination of the Plan, but the Company shall continue to credit gains and losses to Supplemental Subaccounts pursuant to Article IV until the balance of such Subaccounts have been fully distributed to the Participant or his beneficiary.

                                ARTICLE VIII

                             GENERAL PROVISIONS

         8.1. Participant's Rights Unsecured. The Plan at all times shall be
              ------------------------------
entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated beneficiary shall


                                     9

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have any rights in or against any specific assets of the Company. All amounts credited to Supplemental Subaccounts A and B of Participants shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

         8.2. General Conditions. Except as otherwise expressly provided
              ------------------
herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Salary Reduction Contribution or a Qualified Plan Company Matching Contribution will also be applicable to a Supplemental Compensation Reduction Contribution or a Supplemental Company Matching Contribution to be made hereunder. Any Qualified Plan Salary Reduction Contribution or Qualified Plan Company Matching Contribution, or any other contributions to be made under the Qualified Plan, shall be made solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

         8.3. No Guarantee of Benefits. Nothing contained in the Plan shall
              ------------------------
constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

         8.4. No Enlargement of Employee Rights. No Participant shall have
              ---------------------------------
any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

         8.5. Spendthrift Provision. No interest of any person or entity in,
              ---------------------
or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         8.6. Applicable Law. The Plan shall be construed and administered
              --------------
under the laws of the State of Missouri.

         8.7. Incapacity of Recipient. If any person entitled to a distribution
              -----------------------
under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         8.8. Corporate Successors. The Plan shall not be automatically
              --------------------
terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity


                                     10

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agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 7.2.

         8.9. Unclaimed Benefit. Each Participant shall keep the Company
              -----------------
informed of his current address and the current address of his designated Beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Supplemental Subaccounts A and B may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any designated Beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary and such benefit shall be irrevocably forfeited.

         8.10. Limitations on Liability. Notwithstanding any of the
               ------------------------
preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer this 1st day of November, 2003.
                                  ---        --------

                                                ANGELICA CORPORATION

                                                BY: /s/ T. M. Armstrong
                                                    -----------------------

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                                  EXHIBIT A

                SUPPLEMENTAL COMPENSATION REDUCTION AGREEMENT
                ---------------------------------------------

         As a condition to receiving a Supplemental Compensation Reduction Contribution under the Angelica Corporation Mirror 401(k) and Deferred Compensation Plan, I hereby agree as follows:

         1. The compensation otherwise payable to me by Angelica Corporation for any calendar year, commencing with the year which begins on January 1,
20  , shall be reduced by      % and the amount of such reduction shall be
  --                      -----
allocated as a Supplemental Compensation Reduction Contribution made for my benefit pursuant to the Angelica Corporation Mirror 401(k) and Deferred Compensation Plan for such year. Optional Election With Respect To Any Bonus.

Box A / / For purposes of this election, I wish to EXCLUDE any bonus paid to me.

Box B / / For purposes of this election, I wish to EXCLUDE any salary paid to me, and instead defer entirely from any bonus paid to me.

         2. No later than March 15 of each calendar year following a calendar year for which an election is in effect pursuant to paragraph 1 above, Angelica Corporation shall allocate from my Supplemental Subaccount A to my Qualified Plan Subaccount A under the Angelica Corporation Retirement Savings Plan a portion (not to exceed 100%) of the Supplemental Compensation Reduction Contribution made for my benefit for such preceding calendar year pursuant to paragraph 1 above, equal to the maximum amount of elective contributions that can be made to my Qualified Plan Subaccount A under the Angelica Corporation Retirement Savings Plan consistent with all applicable limitations of the Internal Revenue Code applicable to that Plan for such preceding calendar year.

         3. Optional Election to Allocate Contributions to a Fixed Period Subsubaccount (Plan Section 5.2). I wish to allocate contributions to be made pursuant to paragraph 1 above and/or Supplemental Company Matching Contributions as follows:

                  (a) Rather than receive distribution of contributions made to the Plan pursuant to the general rule stated in Plan Section 5.1, I wish to create a "Fixed Period Subsubaccount" which shall be
         payable January 1 of the following year:               (insert the
                                                  -------------
         year which for an initial deferral must be at least five (5) years after the Plan Year the election is effective).

                  (b) Further, I wish to allocate the percentage of contributions made on my behalf to the account created in (a) above as follows:

                  o  Supplemental Compensation Reduction Contributions        %
                                                                       -------

                  o  Supplemental Company Matching Contributions              %
                                                                       -------

         4. These elections shall be irrevocable for all calendar years commencing on and after January 1, 20-- and prior to the date I revoke the elections by written instrument delivered to Angelica Corporation.

ACCEPTED BY ANGELICA CORPORATION

By:
     -----------------------------          ------------------------------
                                            Signature of Participant

Date:                                       Dated:
       ---------------------------                ------------------------




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                                  EXHIBIT B

                              CLAIMS PROCEDURES
                              -----------------

I.       INITIAL CLAIM.

         A.       SUBMITTING THE CLAIM

         Upon request, the Plan Administrator shall provide any Participant or Beneficiary ("Claimant") with a claim form which the Claimant can use to request benefits. In addition, the Plan Administrator will consider any written request for benefits under the Plan to be a claim.

         B.       APPROVAL OF INITIAL CLAIM

         If a claim for benefits is approved, the Plan Administrator shall provide the Claimant with written or electronic notice of such approval. The notice shall include:

                  1. The amount of benefits to which the Claimant is entitled.

                  2.       The duration of such benefit.

                  3.       The time the benefit is to commence.

                  4.       Other pertinent information concerning the benefit.

         C.       DENIAL OF INITIAL CLAIM

         If a claim for benefits is denied (in whole or in part) by the Plan Administrator, the Plan Administrator shall provide the Claimant with written or electronic notification of such denial within ninety (90) days (forty-five (45) days in the case of a claim for disability benefit) after receipt of the claim, unless special circumstances require an extension of time for processing the claim. (See Section III for the procedures concerning extensions of time.)

         The notice of denial of the claim shall include:

                  1.       The specific reason that the claim was denied.

                  2. A reference to the specific plan provisions on which the denial was based.

                  3. A description of any additional material or information necessary to perfect the claim, and an explanation of why this material or information is necessary.

                  4. A description of the plan's appeal procedures and the time limits that apply to such procedures, including a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

                  5. Any materials required under 29 C.F.R. Section 2560.503-1(g)(1)(v).



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         The Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Plan Administrator. The Claimant may appeal the denial as set forth in the next section of this procedure. IF THE CLAIMANT FAILS TO APPEAL SUCH ACTION TO THE PLAN ADMINISTRATOR IN WRITING WITHIN THE PRESCRIBED PERIOD OF TIME DESCRIBED IN THE NEXT SECTION, THE PLAN ADMINISTRATOR'S DENIAL OF A CLAIM SHALL BE FINAL, BINDING AND CONCLUSIVE.

II.      APPEAL PROCEDURES

         A.       FILING THE APPEAL

         In the event that a claim is denied (in whole or in part), the Claimant may appeal the denial by giving written notice of the appeal to the Plan Administrator within 60 days (one hundred eighty (180) days in the case of a claim for disability benefit) after the Claimant receives the notice of denial of the claim.

         At the same time the Claimant submits a notice of appeal, the Claimant may also submit written comments, documents, records, and other information relating to the claim. The Employer (or its designee) shall review and consider this information without regard to whether the information was submitted or considered in conjunction with the initial claim.

         B.       GENERAL APPEAL PROCEDURE

         The Employer may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.

         The Employer shall render a decision on appeal within sixty (60) days (forty-five (45) days in the case of a claim involving disability) after the receipt by the Plan Administrator of the notice of appeal, unless special circumstances require an extension of time. (See Section III for the procedures concerning extensions of time.)

         The appeal decision of the Employer shall be provided in written or electronic form to the Claimant. If the appeal decision is adverse to the Claimant, then the written decision shall include the following:

                  1. The specific reason or reasons for the appeal decision.

                  2. Reference to the specific plan provisions on which the appeal decision is based.

                  3. A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. (Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to 29 C.F.R. Section 2560.503-1 (m)(8).)

                  4. A statement describing any voluntary appeal procedures offered by the Plan and the Claimant's right to obtain the information about such procedures.


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

                  5. A statement of the Claimant's right to bring an action under Section 502(a) of the Employee Retirement Income Security Act.

         C.       SPECIAL APPEAL PROCEDURE FOR DISABILITY CLAIMS.

         For the purpose of any appeal of an adverse benefit determination regarding a disability benefit, in addition to the procedures set forth in
Section II.B., the following procedures shall also apply:

                  1. The appeal will be conducted by an appropriate named Fiduciary designated by the Employer. The Fiduciary will be neither the individual who denied the claim initially, nor a subordinate of such individual.

                  2. In deciding the appeal, the Fiduciary shall not give any deference to the initial determination that was made concerning the claim.

                  3. If the initial claim was denied based in whole or in part on a medical judgment (including a judgment as to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), then the Fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Any such professional shall be neither an individual who was consulted in connection with the initial claim, nor the subordinate of any such individual.

                  4. If the Fiduciary obtains the advice of medical or vocational experts in connection with the appeal, then the Fiduciary must identify the expert(s), without regard to whether the fiduciary relied upon the advice when deciding the appeal.

                  5. In the event of an adverse determination on appeal:

                           a.       If an internal rule, guideline,
                                    protocol, or other similar criterion was relied upon in making decision on appeal, then the written decision on appeal shall include either (a) the specific rule, guideline, protocol, or other similar criterion, or (b) a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to the Claimant free of charge upon request.

                           b. If the decision on appeal was based on a medical necessity or experimental treatment or similar exclusion or limit, then the written decision on appeal shall include either (a) an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or (b) a statement that such explanation will be provided free of charge upon request.



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                           c.       The written decision on appeal shall
                                    include the following statement: "You
                                    and your plan may have other voluntary
                                    alternative dispute resolution options,
                                    such as mediation. One way to find out
                                    what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

III.     EXTENSIONS OF TIME

         A.       NOTICE OF EXTENSION

         If the Employer requires an extension of time, the Employer shall provide the Claimant with written or electronic notice of the extension before the first day of the extension.

         The notice of the extension shall include:

                  1. An explanation of the circumstances requiring the extension. These circumstances must be matters beyond the control of the Plan or the Employer.

                  2. The date by which the Administrator or Employer expects to render a decision.

                  3. The standard on which the Claimant's entitlement to a benefit is based.

                  4. The unresolved issues, if any, that prevent a decision on the claim or on appeal, and the information needed to resolve those issues. In the event that such information is needed:

                           a.       The Claimant shall have at least
                                    forty-five (45) days in which to provide the specified information.

                           b.       The time for determining an initial
                                    claim shall be tolled from the date on
                                    which the notice of extension is sent to the Claimant, until the date on which the Claimant responds to the request for additional information.

         B.       LENGTH OF EXTENSION

         For purposes of an initial claim not involving disability, no more than one extension of ninety (90) days shall be allowed.

         For purposes of an initial claim involving disability, no more than two extensions of thirty (30) days each shall be allowed.

         For purposes of an appeal not involving disability, no more than one extension of sixty (60) days shall be allowed.

         For purposes of an appeal involving disability, no more than one extension of forty-five (45) days shall be allowed.